SCHEDULE 14A INFORMATION

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Advisors Preferred Trust

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OnTrack Core Fund Note 19-05-02
Prepared by Lee Harris on 05/02/2019. Data from 05/01/2019.
SYMBOL (OTRFX/OTRGX)

The impressive surge off the December 2018 low finds the S&P 500 Index hovering around its all-time high. At this point, yesterday’s 0.75% pullback looks like nothing more than a downleg within a healthy uptrend. The OnTrack Core Fund remains fully invested with a small stock exposure and significant positions in high yield bond, emerging market bond and preferred mutual funds and ETFs.

OnTrack Core Fund shareholders will soon receive a proxy vote in the mail. The Advisor to the Fund is Advisors Preferred, LLC. Price Capital Management is the sub-advisor to the fund. In February 2019, the sole owner of the Adviser, Advisors Preferred Holding, LLC, agreed to sell its ownership interest in the Adviser to DGB Holdings LLC. This transaction will occur on or about May 31, 2019. Under existing law, this transaction will result in the automatic termination of the current advisory and sub-advisory agreements.

The proxy vote contains two proposals: Proposal 1 approves the new advisory agreement and Proposal 2 approves the new sub-advisory agreement. YOUR VOTE IS IMPORTANT! We ask you vote in favor of both proposals in order that both the Advisor and Price Capital Management can continue serving the Fund without interruption. Please submit your proxy via internet, phone, or mail as soon as possible.

Any performance quotes represent past performance. Past performance does not guarantee future results. Investment return and principal will fluctuate, so that shares, when redeemed may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted and assumes the reinvestment of any dividend and capital gains distributions

The contents of this OnTrack Core Fund Note do not constitute an offer to sell or a solicitation to buy a security, and are not an offer to provide any specific investment advice. Securities held in the OnTrack Core Fund are subject to change without notice. To obtain performance current to the most recent month end, please call toll free 855-747-9555 or access www.advisorspreferred.com. Advisors Preferred contact info: 888-572-8868; Email: bhumphrey@advisorspreferred.com. Most data and charts are provided by www.fasttrack.com and www.worden.com.

Disclosures

Objective: The OnTrack Core Fund seeks total return while keeping the Fund’s volatility and downside risk below that of major equity market indices.

Strategy: To seek the Fund’s objective, the Fund’s subadvisor, Price Capital Management, Inc., uses a flexible investment approach that emphasizes capital preservation, but allows the portfolio managers to adopt a less conservative posture and to increase emphasis on capital appreciation when they believe the additional risk is warranted by favorable market conditions. The subadvisor invests long-or-short primarily in stocks, bonds and commodities using the subadvisor’s technical and risk control strategies.

The subadvisor’s technical strategy is based on a form of technical analysis known as “chart analysis” that attempts to invest in up-trending assets that are expected to produce above average risk-adjusted returns. Up-trending assets are those with generally rising prices and down-trending assets are those with generally falling prices. The subadvisor also uses this technique to take short positions in down-trending assets.

The principal risks of investing in the OnTrack Core Fund are Risks of the Subadvisor's Investment Strategy, Risks of Aggressive Investment Techniques, High Portfolio Turnover, Risk of Investing in Derivatives, Risks of Investing in ETFs, Risks of Investing in Other Investment Companies, Swap Agreement Risks, Risk of Asset-Backed Securities, Leverage Risk, Risks of Shorting Securities, and Risk of Non-Diversification. For more information on the risks of the OnTrack Core Fund, including a description of each risk, please review the prospectus carefully.

There is no guarantee that the OnTrack Core Fund will achieve its objectives. Investing in a mutual fund involves risk, including loss of principal.

Price Capital Management, Inc. serves as Investment Subadvisor to the OnTrack Core Fund, distributed by Ceros Financial Services, Inc. (member FINRA/SIPC). Ceros Financial Services, Inc. and Price Capital Management, Inc. are not affiliated entities. Advisors Preferred, LLC is the Fund’s Investment Advisor. Advisors Preferred, LLC is a commonly held affiliate of Ceros Financial Services, Inc.

Fund Advisor:	Advisors Preferred, LLC
Fund Subadvisor:	Price Capital Management, Inc.
Portfolio Managers:	Michael Price and Lee Harris
Symbol//Cusip:	Investor share class:	OTRFX//00771F103
	Advisor share class:	OTRGX//00771F301
Expense Ratio:	OTRFX: 2.94%;	OTRGX: 3.18%
Inception Date:	OTRFX: Jan 15, 2013	OTRGX: Jun 21, 2013
Minimum Initial/Subsequent Purchase:	$1,000/$500
Website:	www.advisorspreferred.com/ontrack
Phone Number:	855-747-9555

Share classes:

Investor share class (Symbol: OTRFX) is available on a transaction fee basis.

Advisor share class (Symbol: OTRGX) is available on a no-transaction fee basis at a slightly higher expense ratio than the investor share class.

Disclosures (continued)

An investor should consider the investment objectives, risks, charges, and expenses of the OnTrack Core Fund before investing. This and other information is available in the Fund’s prospectus, which should be reviewed carefully prior to investing. To obtain a prospectus, please call 855-747-9555.

Performance information: Any performance data quoted represents past performance. Past performance does not guarantee future results. Investment return and principal value will fluctuate, so that shares, when redeemed, may be worth more or less than their original cost.

Current performance may be lower or higher than the performance data quoted and assumes the reinvestment of any dividend or capital gains distributions.

To obtain performance current to the most recent month end, please call toll free 855-747-9555 or access www.advisorspreferred.com.

Market indexes. Market indexes are included for comparative purposes only and should be used solely as context reflecting conditions in the general market or specific sector. The Fund does not seek to replicate - and can be expected to differ materially from - the composition, performance or volatility of any such index. Accordingly, no representation is made that the Fund’s composition, performance or volatility are intended to track or otherwise be similar to any such index. It is not possible to invest directly in any index

S&P 500 Index: The Standard and Poors 500 Index is a capitalization weighted index of 500 stocks representing all major domestic industry groups.

Barclays Capital Aggregate Bond Index: The Barclays Capital Aggregate Bond Index provides a measure of the performance of the United States dollar denominated investment grade bond market, which includes investment grade government bonds, investment grade corporate bonds, mortgage pass through securities, commercial mortgage-backed securities and asset backed securities that are publicly for sale in the United States.

Dow Jones Industrial Average: The Dow Jones Industrial Average is a price-weighted average of 30 significant stocks traded on the New York Stock Exchange and NASDAQ.

Russell 2000 Index: Russell 2000 is the Russell 2000R Index, which is a total return index comprised of the smallest 2000 companies in the Russell 3000 Index, representing approximately 11% of the Russell 3000 total market capitalization.

NASDAQ Composite Index: The NASDAQ Composite Index is a market-value weighted price return index measuring all NASDAQ domestic and non-U.S. based common stocks listed in the NASDAQ Stock Market.

Merrill Lynch High Yield Master II Bond Index: The Bank of America Merrill Lynch US High Yield Index tracks the performance of short-term US dollar denominated below investment grade corporate debt publicly issued in the US domestic market.